Exhibit 3.6

BY-LAWS

OF

FAMOUS PAWN, INC.

ARTICLE I

Offices

The principal office of the corporation shall be located at the address designated in the Articles of Incorporation. The corporation may have such other offices, either within or without the State of incorporation, as the Board of Directors may, from time to time, designate or as the business of the corporation may from time to time require.

ARTICLE II

Stockholders

SECTION 1. Annual Meeting: The annual meeting of the stockholders of the corporation shall be held on a day duly designated by the Board of Directors on the first Monday of May, if not a legal holiday, and if a legal holiday, then the next succeeding day not a legal holiday, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

SECTION 2. Special Meetings: Unless otherwise prescribed by statute, special meetings of the stockholders may be called at any time for any purpose or purposes by the President, Vice-President, or by a majority of the Board of

Directors, and shall be called forthwith by the President or the Secretary or any director of the corporation upon the request in writing of the holders of at least 25% of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

SECTION 3. Place of Holding Meetings: All meetings of stockholders shall be held at the principal office of the corporation or at such other places in the United States as shall be designated by the Board of Directors.

SECTION 4. Notice of Meetings; Waiver of Notice:

A. Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the corporation.

B. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement, unless otherwise required by statute.

SECTION 5. Quorum: Unless statute or the Articles of Incorporation provide otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

SECTION 6. CONDUCT OF MEETINGS: Meetings of stockholders shall be presided over by an officer of the Corporation or, if no officer is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

SECTION 7. General Right to Vote; Proxies:

A. Unless the Articles of Incorporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

B. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than three (3) months after its date.

SECTION 8. List of Stockholders: At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 9. Conduct of Voting: At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (10%) in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by inspectors, in which event the proxies and ballots shall be received and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The chairman of the meeting shall appoint an inspector or inspectors.

SECTION 10. Closing of Transfer Books and Fixing of Record Date: Unless otherwise provided by statute, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. The record date or the closing of the stock transfer books for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

If a record date is not set and the stock transfer books are not closed:

1. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is the later of:

a. The close of business on the day on which notice of the meeting is mailed; or

b. The thirtieth (30th) day before the meeting; and

2. The record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights is the close of business on the day on which the resolution of the Board of Director declaring the dividend or allotment of rights is adopted, but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.

SECTION 11. Informal Action by Stockholders: Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders’ meetings: (1) An unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (2) A written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ARTICLE III

Board of Directors

SECTION 1. General Powers: The property and business of the corporation shall be managed under the direction of the Board of Directors of the corporation.

SECTION 2. Number, Election and Term of Office: The number of directors shall be three (3) or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors, but not less than three (3) unless all of the outstanding shares are owned beneficially and of record by less than three (3) shareholders, in which event the number of directors shall not be less than the number of shareholders. Directors need not be stockholders. The directors shall be elected each year at the annual meeting of stockholders by a majority of the votes cast, except as hereinafter provided, and each director shall serve until his successor shall be elected and shall qualify.

SECTION 3. New Directorships and Vacancies:

A. In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, or until he shall be removed, prior thereto, by an affirmative vote of the holders of a majority of the stock.

B. Similarly and in the event of the number of directors being increased as provided in these By-Laws, the additional directors so provided for shall be elected by a majority of the entire Board of Directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

SECTION 4. Removal of Directors: Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any special meeting of stockholders regularly called for the purpose.

SECTION 5. Resignation: A director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 6. Chairman Of The Board: The Chairman of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there be no Chairman, or he shall be absent, then the President shall preside, and, in his absence a chairman chosen by the majority vote of the Directors present shall preside.

SECTION 7. Place of Meeting: The Board of Directors may hold their meetings and have one or more offices, and keep the books of the corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of applicable law.

SECTION 8. Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

SECTION 9. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by direction of a majority of the Board of Directors or the President and must be called by the Chairman of the Board, the President or the Secretary upon written request of a majority of the Board of Directors. The Secretary shall give notice of each special meeting of the Board of Directors, by mailing the same at least three (3) days prior to the meeting or by telegraphing the same at least two (2) days before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objectives of any special meeting.

SECTION 10. Quorum and Manner of Acting; Adjournment: A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles Of Incorporation or by these By-Laws.

SECTION 11. Informal Action: Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board or committee.

SECTION 12. Compensation of Directors: Directors shall not receive any stated salary for their services as such, but each director shall be entitled to receive from the corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not a meeting is adjourned because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 13. Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors (to the extent permitted by law), and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Number, Election, Tenure and Compensation:

A. The officers of the corporation shall be a President, a Secretary, and a Treasurer, and also such other officers including a Chairman of the Board and/or one or more Vice Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the corporation.

B. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The President and Chairman of the Board shall be directors and the other officers may, but need not be, directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers.

C. The compensation or salary paid all officers of the corporation shall be fixed by resolutions adopted by the Board of Directors.

SECTION 2. Vacancies: A vacancy in any office by reason of death, resignation, removal, disqualification or otherwise, may at any time be filled by the Board of Directors for the unexpired portion of the term. In the event that any office other than an office required by law shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these By-Laws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these By-Laws.

SECTION 3. Removal: Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agent of the corporation shall be subject to removal at any time by the affirmative vote of the majority of the whole Board of Directors, and all officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the officers appointing them.

SECTION 4. Resignation: Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Powers and Duties of the President: The President shall be the chief executive officer of the corporation and shall have general charge and control of all its business affairs and properties. He shall preside at all meetings of the stockholders.

The President may sign and execute all authorized bonds, contracts or other obligations in the name of the corporation. He shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The President shall be ex-officio a member of all the standing committees. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the President shall assume and perform all powers and duties given to the Chairman of the Board of these By-Laws.

SECTION 6. Powers and Duties of the Vice President: The Board of Directors may appoint a Vice President and may appoint more than one Vice President. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or by the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by any such Vice President in place of the President shall be conclusive evidence of the absence or disability of the President.

SECTION 7. Secretary: The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose written request the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meetings of these stockholders and of the directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

SECTION 8. Treasurer: The Treasurer shall have custody of all the funds and securities of the corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, whenever either of them so requests, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

The Treasurer shall give the corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other properties of whatever kind in his possession or under his control belonging to the corporation.

The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

SECTION 9. Compensation: The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

Capital Stock

SECTION 1. Issuance of Certificates of Stock:

A. The certificates for shares of the stock of the corporation shall be of such form as shall be adopted and approved by the Board of Directors. All certificates shall show the name of the corporation, the holder’s name and the number of shares, and the class of stock it represents and shall be signed by the President or by the Vice President and countersigned by the Secretary or by an Assistant Secretary. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, the number of shares and date of issue shall be entered in the corporation’s books.

B. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under a plan, agreement or transaction approved by the Board of Directors and authorized by applicable law.

SECTION 2. Transfer and Loss of Shares: All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares, duly endorsed, or accompanied by proper evidence of succession, assignment, or authority to transfer, shall have been so surrendered, and cancelled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction, and, unless waived by the Board of Directors, the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel for the corporation and by the Board of Directors.

Shares of the capital stock of the corporation shall be transferred on the books of the corporation only by the holder thereof in person or by his attorney upon surrender for cancellation of certificates of a like number of shares as hereinbefore provided.

SECTION 3. Registered Stockholders: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE VI

Corporate Seal

SECTION 1. Seal: In the event that the President shall direct the Secretary to obtain a corporate seal, the corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its organization and the word “Maryland.” Duplicate copies of the corporate seal may be provided for use in the different offices of the corporation but each copy thereof shall be in the custody of the Secretary of the corporation or of an Assistant Secretary of the corporation nominated by the Secretary.

ARTICLE VII

Bank Accounts and Loans

SECTION 1. Bank Accounts: Such officers or agents of the corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the corporation are deposited, the signature of the officers or agents of the corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the corporation.

SECTION 2. Loans: Such officers or agents of this corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the corporation; and for such loans, advances or other forms or credit to make, execute and deliver one or more notes, acceptances or written obligations of the corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

ARTICLE VIII

Reimbursements

Any payments made to an officer or other employee of the corporation, such as salary, commission, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or other employee of the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or other employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE IX

Dividends

SECTION 1. Dividends: The Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in such manner and upon the terms and conditions provided by applicable law.

ARTICLE X

Fiscal Year

SECTION 1. Fiscal Year: The fiscal year of the corporation shall begin on the first day of July and shall end on the last day of June in each year.

ARTICLE XI

Notice

SECTION 1. Notice: Whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer or director at such address as appears on the books of the corporation, or in default of any other address, to such director, officer or stockholder at his or her last known address, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

ARTICLE XII

Miscellaneous Provisions

SECTION 1. Bonds: The Board of Directors may require any officer, agent or employee of the corporation to give a bond to the corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties, and in such amount as may be satisfactory to the Board of Directors.

SECTION 2. Execution of Documents: A person who holds more than one office in the corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

ARTICLE XIII

Amendments

SECTION 1. Amendment of By-Laws: The Board of Directors shall have the power and authority to amend, alter or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws.

ARTICLE XIV

Indemnification

SECTION 1. Definitions: As used in this Article XIV, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, (the “Indemnification Section”) shall have the same meaning as provided in the Indemnification Section.

SECTION 2. Indemnification of Directors and Officers: The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

SECTION 3. Indemnification of Employees and Agents: With respect to an employee or agent, other than a director or officer, of the corporation, the corporation may, as determined by the Board of Directors of the corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

We, the undersigned directors, hereby certify that the foregoing By-Laws have been adopted as the By-Laws of the corporation at the organizational meeting of the corporation held by Informal Organizational Action Of The Board Of Directors executed on the day     of             , 19     .

DIRECTORS:

Dated:	[ILLEGIBLE]
Director

[ILLEGIBLE]
Director